CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-KSB of Roman Acquisition Corp. for the quarter ended January 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the quarterly Report on Form 10-KSB of Roman Acquisition Corp. for the quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the quarterly Report on Form 10-KSB for the quarter ended January 31, 2007, fairly presents in all material respects, the financial condition and results of operations of Roman Acquisition Corp..

By:	/s/Bruce Brandt

Name:	Bruce Brandt

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	March 18, 2008